Exhibit 99.1

Sientra Reports Seventh Consecutive Quarter of Record Growth for First Quarter 2022

Record Growth Driven by Continued Expansion of Augmentation and Reconstruction Accounts

Accelerated Gross Margin Improvement Through Execution of Commercial and Operational Plans

Santa Barbara, CA – May 12, 2022 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company focused on enhancing lives by advancing the art of plastic surgery, today announced its financial results for the first quarter that ended March 31, 2022.

Q1 2022 Financial and Business Highlights

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Net sales of $21.4 million, representing growth of 17% over the first quarter of 2021, driven by 50% year-over-year growth in reconstruction.
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Gross margins of 60%, reflecting strong reconstruction performance and improved operational efficiencies.
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Expanded market share in both reconstruction and augmentation segments, adding over 200 new accounts.
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Hosted first ever R&D Day highlighting Sientra’s strategic vision and innovation pipeline.
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Commenced clinical study for novel fat grafting technology, with commercial plans on track for launch in early 2023.
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Grew Sientra’s brand awareness, becoming the second most recognized breast implant brand among consumers.[1]
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Augmentation market share hit an all-time high of approximately 13% at the end of the first quarter.[2]

Ron Menezes, Sientra’s President and Chief Executive Officer, said, “We are off to a strong start in 2022 as our team continues to execute well on our key growth strategies. We are very excited about the reemergence of reconstruction for accelerated expansion in the plastic surgery market, and sustainable, long-term growth driven by both reconstruction and augmentation.”

“A key goal is to become a leader in reconstruction and the way we started 2022 positions Sientra closer to that goal. We believe our history of best-in-class innovation, safety and clinically-proven 10-year data will allow us to further penetrate our end markets, particularly reconstructive surgery, where we are seeing some of the strongest growth trends,” concluded Menezes.

First Quarter 2022 Financial Results

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Total net sales were $21.4 million, an increase of 17% compared to total net sales of $18.3 million for the same period in 2021.

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Gross profit for the first quarter 2022 was $12.8 million, or 60.0% of sales, compared to gross profit of $10.2 million, or 55.4% of sales, for the same period in 2021.

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Operating expenses for the first quarter 2022 of $28.9 million compared to $21.9 million for the same period in 2021.

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Loss from continuing operations for the first quarter 2022 was $18.0 million, or $(0.29) per share, compared to $56.6 million, or $(1.04) per share, for the same period in 2021.

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On a non-GAAP basis, adjusted EBITDA loss for the first quarter 2022 was $11.8 million as compared to an adjusted EBITDA loss of $7.3 million for the same period in 2021.

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Net cash and cash equivalents as of March 31, 2022, were $38.9 million, compared to $51.8 million at December 31, 2021.

Full Year 2022 Guidance

For full year 2022, the Company expects to achieve total net sales of $93 million to $97 million, representing growth of 15% to 20% compared to net sales of $80.7 million in 2021. GAAP operating expense is expected to be $105 million to $109 million representing an increase of 16% to 20% compared to GAAP operating expense of $90.7 million in 2021. Non-GAAP operating expense is expected to be $90 million to $94 million representing an increase of 18% to 23% compared to Non-GAAP operating expense of $76.3 million in 2021.

Conference Call

Sientra will hold a conference call today, May 12, 2022, at 4:30 pm ET to discuss first quarter 2022 results. The dial-in numbers are 1-877-270-2148 for domestic callers and 1-412-902-6510 for international callers. The conference ID is 10166923. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA and US GAAP Operating Expenses with a non-GAAP measure of Non-GAAP Operating Expenses. Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company, facilitate a more meaningful comparison of results for current periods with previous operating results, and assist management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. Reconciliations of non-GAAP Adjusted EBITDA and Non-GAAP Operating Expenses to GAAP net income (loss) and GAAP Operating Expenses, the most directly comparable GAAP measures, are provided in the schedules below. In the current period, management added “Bad debt expense” as an adjustment to the non-GAAP measure of Adjusted EBITDA to align with internal targets, budgets and forecasts. The prior periods have been recast to conform with the current period presentation.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measures provided in the schedules below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company exclusively focused on plastic surgery. The Company mission is to offer proprietary innovations and unparalleled partnerships that radically advance how plastic surgeons think, work and care for their patients. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s product portfolio includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, the AuraGen fat grafting system, and BIOCORNEUM®, the #1 performing, preferred and recommended scar gel of plastic surgeons (*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s unaudited financial information for the first quarter ended March 31, 2022, the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy, the Company’s ability to successfully integrate the AuraGen fat grafting system into its existing operations, the reception of plastic surgeons to the Company’s products, the Company’s ability to expand into aesthetic applications outside of breast procedures, and the Company’s ability to capture additional market share and customer accounts in the plastic surgery market. Such statements are subject to risks and uncertainties, including the audit of the Company’s financial statements which audit is not yet complete and the numbers presented here could differ from the final audited financial statements presented by the Company, the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to the Company’s products, the ability to meet consumer demand including any potential supply issues resulting from the COVID-19 pandemic or the war in Ukraine, the growth of the plastic surgery market and breast procedures, and the ability of the Company to execute on its commercial, marketing, research and development and regulatory plans. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact

Aman R. Patel, CFA

aman.patel@westwicke.com

[1] Sientra Brand and Awareness Tracking Study, February 2022 (data on file)

[2] Ronan Solutions: Primary + Secondary Augmentation Data compared to Sientra procedural units shipped (data on file)

Sientra, Inc.
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net sales	$21,398	$18,312
Cost of goods sold	8,553	8,159
Gross profit	12,845	10,153
Operating expenses:
Sales and marketing	15,588	11,819
Research and development	3,144	2,195
General and administrative	10,208	7,911
Total operating expenses	28,940	21,925
Loss from operations	(16,095)	(11,772)
Other income (expense), net:
Interest income	2	2
Interest expense	(1,897)	(2,004)
Change in fair value of derivative liability	—	(42,740)
Other income (expense), net	5	(97)
Total other income (expense), net	(1,890)	(44,839)
Loss from continuing operations before income taxes	(17,985)	(56,611)
Income tax expense	—	—
Loss from continuing operations	(17,985)	(56,611)
Income (loss) from discontinued operations, net of income taxes	(56)	1,921
Net loss	$(18,041)	$(54,690)
Basic and diluted net loss per share attributable to common stockholders
Continuing operations	$(0.29)	$(1.04)
Discontinued operations	(0.00)	0.03
Basic and diluted net loss per share	$(0.29)	$(1.01)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	62,334,073	54,321,146

Sientra, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$38,883	$51,772
Accounts receivable, net	39,265	33,105
Inventories, net	54,224	52,914
Prepaid expenses and other current assets	2,561	2,979
Current assets of discontinued operations	4	4
Total current assets	134,937	140,774
Property and equipment, net	13,085	13,998
Goodwill	9,202	9,202
Other intangible assets, net	27,890	28,765
Other assets	6,752	7,165
Total assets	$191,866	$199,904
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,189	$2,237
Accounts payable	9,112	7,402
Accrued and other current liabilities	18,055	21,298
Customer deposits	35,301	35,182
Sales return liability	16,493	13,399
Current liabilities of discontinued operations	500	500
Total current liabilities	84,650	80,018
Long-term debt, net of current portion	65,565	62,434
Deferred and contingent consideration	5,858	5,872
Warranty reserve and other long-term liabilities	10,707	10,723
Total liabilities	166,780	159,047
Stockholders’ equity:
Total stockholders’ equity	25,086	40,857
Total liabilities and stockholders’ equity	$191,866	$199,904

Sientra, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(18,041)	$(54,690)
Income (loss) from discontinued operations, net of income taxes	(56)	1,921
Loss from continuing operations, net of income taxes	(17,985)	(56,611)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,744	1,036
Provision for doubtful accounts	315	269
Provision for warranties	291	200
Provision for inventory	(56)	(9)
Fair value adjustments to derivative liability	—	42,740
Fair value adjustments of other liabilities held at fair value	—	17
Amortization of debt discount and issuance costs	938	848
Stock-based compensation expense	2,196	3,163
Other non-cash adjustments	60	213
Changes in assets and liabilities:
Accounts receivable	(6,474)	(1,276)
Inventories	(1,253)	(2,397)
Prepaid expenses, other current assets and other assets	907	(298)
Accounts payable, accrueds, and other liabilities	(1,754)	(6,574)
Customer deposits	118	4,051
Sales return liability	3,094	1,823
Net cash flow from operating activities - continuing operations	(17,859)	(12,805)
Net cash flow from operating activities - discontinued operations	(56)	138
Net cash used in operating activities	(17,915)	(12,667)
Cash flows from investing activities:
Purchase of property and equipment	(246)	(1,321)
Net cash flow from investing activities - continuing operations	(246)	(1,321)
Net cash flow from investing activities - discontinued operations	—	—
Net cash used in investing activities	(246)	(1,321)
Cash flows from financing activities:
Proceeds from issuance of common stock for employee stock-based plans	329	1,132
Net proceeds from issuance of common stock	—	39,226
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(255)	(1,215)
Gross borrowings under the Term Loan	5,000	1,000
Gross borrowings under the Revolving Loan	2,774	—
Repayment of the Revolving Loan	(2,552)	—
Deferred financing costs	(25)	(750)
Net cash provided by financing activities	5,271	39,393
Net increase (decrease) in cash, cash equivalents and restricted cash	(12,890)	25,405
Cash, cash equivalents and restricted cash at:
Beginning of period	52,068	55,310
End of period	$39,178	$80,715

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	38,883	80,372
Restricted cash included in other assets	295	343
Total cash, cash equivalents and restricted cash	$39,178	$80,715

Sientra, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
GAAP operating expenses, as reported	$28,940	$21,925
Adjustments to GAAP operating expenses:
Depreciation and amortization	1,283	485
Stock-based compensation	2,196	3,163
Fair value adjustments to contingent consideration	—	17
Bad debt expense	314	269
Total adjustments to GAAP operating expenses	3,793	3,934
Non-GAAP operating expenses	$25,147	$17,991

Sientra, Inc.
Reconciliation of Loss from Continuing Operations to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 31,
Dollars, in thousands	2022	2021
Loss from continuing operations, as reported	$(17,985)	$(56,611)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	1,890	2,099
Depreciation and amortization	1,744	1,036
Fair value adjustments to contingent consideration	—	17
Fair value adjustments to derivative liability	—	42,740
Stock-based compensation	2,196	3,163
Bad debt expense	314	269
Total adjustments to loss from continuing operations	6,144	49,324
Adjusted EBITDA	$(11,841)	$(7,287)

	Three Months Ended
	March 31,
As a Percentage of Revenue**	2022	2021
Loss from continuing operations, as reported	(84.0%)	(309.1%)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	8.8%	11.5%
Depreciation and amortization	8.2%	5.7%
Fair value adjustments to contingent consideration	0.0%	0.1%
Fair value adjustments to derivative liability	0.0%	233.4%
Stock-based compensation	10.3%	17.3%
Bad debt expense	1.5%	1.5%
Total adjustments to loss from continuing operations	28.7%	269.4%
Adjusted EBITDA	(55.3%)	(39.8%)

** Adjustments may not add to the total figure due to rounding